CONSENT, WAIVER AND AMENDMENT

         Reference is hereby made to the Stock Purchase and Loan Agreement dated as of September 26, 1994 (the "Stock Purchase Agreement") between THINKING TECHNOLOGIES, L.P., by and through its general partner, Knoll Capital Management, L.P. ("Technologies") and THINKING TOOLS, INC. (the "Company") and the Bridge Loan Agreement dated as of July 1, 1996, by and between the Company and Mr. John Hiles on the one hand, and Technologies (the "Bridge Loan Agreement" and together with the Stock Purchase Agreement the "Agreements").

         Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreements.

                  WHEREAS, the Company proposes to offer 18.25 Units, each unit consisting of a 10% Senior Secured Promissory Note in the Principal Amount of $100,000 and Warrants to purchase 25,000 shares of Common Stock of the Company pursuant to a private offering under Regulation D under the Securities Act of 1933 (the "Private Placement");

                  WHEREAS, following the consummation of the Private Placement, the Company proposes to offer shares of Common Stock in an initial public offering (the "IPO"); and

                  WHEREAS, Technologies has agreed to waive and amend certain provisions of the Stock Purchase Agreement in connection with the Private Placement and the IPO.

         Now, therefore, the parties hereby agree as follows:


         1. Prior to the closing of the Private Placement, the Company shall merge into Thinking Tools, Inc., a Delaware corporation (the "Merger") and Technologies hereby consents to the Merger pursuant to the terms of the Agreement of Merger executed in connection therewith.

         2. At the closing of the Private Placement, Technologies agrees that
(i) the Promissory Note (the "First Note") dated September 28, 1994, executed by the Company in favor of Technologies in connection with the Stock Purchase Agreement in the original principal amount of $1,200,000 shall be cancelled, and accrued interest thereon in the amount of $120,310 shall be forgiven, and the Note and accrued interest thereon shall be converted and exchanged for 263,158 shares of Common Stock, par value $.001 per share, of the Company to be issued to Technologies by the Company (the "Conversion"), pursuant to a Plan of Reorganization in the form of Exhibit A hereto; and (ii) the Company shall pay to Technologies, an aggregate of $625,000 out of the proceeds of the Private Placement, in full satisfaction of the Promissory Note (the "Second Note") dated July 1, 1996, executed by the Company in favor of Technologies in connection with the Bridge Loan Agreement in the original principal amount of $502,000 and accrued interest in the aggregate principal amount of $123,000 due under the First Note and the Second Note, and Technologies agrees to concurrently pay to the Company such $625,000 amount in satisfaction of the purchase price of 6.25 Units to be purchased by Technologies in the Private Placement. Technologies further agrees to deliver the original of the First Note and the Second Note for cancellation at the closing of the Private Placement, to execute a UCC-3 Termination Statement to terminate the security interest granted in connection with the First Note, and to execute such documents as may be necessary to evidence the termination of the First Note and Second Note and to effect the Conversion. The Company agrees to deliver a stock certificate to Technologies representing the issuance of 263,158 shares of Common Stock, par value $.001 per share, of the Company to Technologies, pursuant to the Conversion.

         3. At the closing of the IPO, Technologies agrees that certain rights and restrictions granted to Technologies pursuant to the Stock Purchase Agreement shall be terminated in their entirety by amending the Stock Purchase Agreement to delete Section 7.15, Section 9 and Section 10.7 of the Stock Purchase Agreement which provisions shall be terminated and of no further force or effect following the closing of the IPO.

         4. Technologies hereby consents to the consummation of each of the Private Placement and the IPO and waives any conflicts or breaches which may arise under the Agreements as a result of such transactions.

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
         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this 31st day of August, 1996.



                           THINKING TECHNOLOGIES, L.P.


                           By: /s/ Fred Knoll
                               -----------------------------
                               Name: Title
                               Title: President



                           THINKING TOOLS, INC.


                           By: /s/ Fred Knoll
                               -----------------------------
                               Name: Fred Knoll
                               Title: Chairman of the Board


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